Exhibit 10.32

UNSECURED PROMISSORY NOTE

$	Orange County, California
March 13, 2013

FOR VALUE RECEIVED, the undersigned, Location Based Technologies Inc. (referred to herein as the “Borrower”), hereby unconditionally promises to pay to the order of _________________, its endorsees, successors and assigns (the “Lender”), in lawful money of the United States at such other address as the Lender may from time to time designate, the sum  of __________________ ($_________) (the, “Principal Sum”).

1.      Terms of Repayment.  Principal of and interest on this Note shall be one (1) year from date of issuance.

a.           Upon the execution and delivery of this Note, the Lender shall disburse to the Borrower the Principal Sum.  All remaining amounts outstanding under this Note shall mature and become due and payable in full on March 13, 2014 (the "Maturity Date"), subject to any prior pre-payment required.

2.      Interest Rate.  This Note shall accrue interest on the principal for a period of one year from the date of this Note at a rate of Five Percent (5%)  (the “Interest Rate”).  All payments hereunder are to be applied first to the payment of accrued interest, and the remaining balance to the payment of principal.

3.        Conversion.  At any time and from time to time this Note shall be convertible, in whole or in part, into shares of the Company’s Common Stock (“Conversion Shares”) at the option of the Lender.  The Lender shall effect conversions by delivering written notice to the Company specifying therein the principal amount of this Note to be converted.  The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus any accrued but unpaid interest thereon, by (y) the Conversion Price, where the “Conversion Price” shall equal $0.20. The Conversion Price shall be appropriately and equitably adjusted following any stock splits, stock dividends, spin-offs, distributions and similar events.  The Conversion Shares shall be duly and validly issued, fully paid and non-assessable and, following the applicable Rule 144 holding period, freely tradable.  The Lender shall receive the stock certificate(s) within ten (10) business days following the date of conversion

4.      Piggyback Registration Rights. If at any time after the Closing Date there is not an effective registration statement covering all of the Conversion Shares and the Company determines to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, but excluding Forms S-4 or S-8 and similar forms which do not permit such registration, then the Company shall send to the Lender written notice of such determination and, if within fifteen calendar days after receipt of such notice, the Lender holder shall so request in writing, the Company shall include in such registration statement all or any part of the Conversion Shares such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights and any cutbacks in  accordance with guidance provided by the Securities and Exchange Commission (including, but not limited to, Rule 415).  The obligations of the Company under this Section may be waived by any holder of any of the Securities entitled to registration rights under this Section 4. The holders whose Conversion Shares and Warrant Shares are included or required to be included in such registration statement are granted the same rights, benefits, liquidated or other damages and indemnification granted to other holders of securities included in such registration statement. All expenses incurred by the Company in complying with Section 4, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of registrable securities are called "Selling Expenses."  The Company will pay all Registration Expenses and Selling Expenses in connection with the registration statement under Section 4.

5.      Events of Default.  If any of the events of default specified in this Section shall occur, Lender may, so long as such condition declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the borrower, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

a.                Default in the payment of the principal or unpaid accrued interest of this Note when due and payable; or
b.                Lender may exercise collateral as payment in full for said Promissory Note by placing a written request to LBAS transfer agent (www.Transhare.com) for ownership change at the day of default.

6.      Successors and Assigns: Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Lender.

7.      Governing Law.  This agreement is entered into in Orange County, California, and shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed in California.  Further, the parties agree that venue shall rest solely and exclusively in Orange County, California, and any challenge or objection thereto is hereby waived.

8.      Notices.  For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given as of the date if delivered in person or by telecopy, on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by registered mail, return receipt requested, postage prepaid, and if addressed to the Company then at its principal place of business, or if addressed to the Lender, then the last known address on file with the Company.

If to the  Borrower:               Location Based Tech Inc
49 Discovery Suite 260
Irvine, CA 92618
                                Facsimile Number:  (714) 200-0287
E-mail:  Greg.harrison@pocketfinder.com

If to Lender

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

9.      Heading; References.  The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

10.    Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto in respect of the terms of this Note by the Lender and superseding all negotiations, prior discussions, prior written, implied and oral agreements, preliminary agreements and understandings with Company or any of its officers, employees or agents.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed this Unsecured Promissory Note as of the date first set forth above.

The “Borrower”: Location Based Tech Inc

By:
              Dave Morse

The “Lender”:

By :